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                                                                    EXHIBIT 23.1


                   Consent of Independent Public Accountants


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 26, 1999, on our audits of the financial statements of Susquehanna Bancshares, Inc. We also consent to the references to our firm under the captions "Incorporation of Documents by Reference."



/s/ PricewaterhouseCoopers LLP


Harrisburg, Pennsylvania
August 18, 1999